Exhibit 99.1

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Thomas Golembeski (media) 215-977-6298
Clare McGrory (investors) 215-977-6764

No. 6 -10

SUNOCO REPORTS FOURTH QUARTER 2009 RESULTS;

MAINTAINS FOCUS ON COST REDUCTION;

TAKES ADDITIONAL ACTIONS TO IMPROVE BALANCE SHEET AND LIQUIDITY

PHILADELPHIA, February 4, 2010 — Sunoco, Inc. (NYSE: SUN) today reported net income attributable to Sunoco shareholders of $26 million ($0.22 per share diluted) for the fourth quarter of 2009 compared to net income attributable to Sunoco shareholders of $204 million ($1.74 per share diluted) for the fourth quarter of 2008. Excluding special items, Sunoco had a loss for the 2009 fourth quarter of $31 million ($0.27 per share diluted) compared to 2008 fourth quarter income of $313 million ($2.68 per share diluted).

For the full-year 2009, Sunoco reported a net loss attributable to Sunoco shareholders of $329 million ($2.81 per share diluted) compared to net income attributable to Sunoco shareholders of $776 million ($6.63 per share diluted) in 2008. Excluding special items, Sunoco reported a loss of $37 million ($0.32 per share diluted) in 2009 compared to income of $874 million ($7.46 per share diluted) in 2008.

Year in Review

“While we entered 2009 expecting a challenging market for petroleum and chemical products, the depth and scale of the global economic downturn and its impact on our industry was even greater than anticipated,” said Lynn Elsenhans, Chairman and Chief Executive Officer. “In this difficult environment, the Company continues to take aggressive actions to address those issues within our control. While our refining and chemicals results were significantly impacted in 2009 by weak demand and rising feedstock costs, we managed to produce strong earnings in our other businesses as a result of good execution and a sharp focus on costs. We successfully executed our business improvement initiative, exceeding the targeted $300 million in cost savings on an annualized basis by the end of 2009. Despite the challenging economy, Sunoco also effectively managed working capital and maintained a relatively strong financial position.”

“In 2010, we expect to see a full year’s benefit of the lower cost structure from both the business improvement initiative and closure of the Eagle Point refinery. We will also benefit from reducing the dividend and scaling back our pension and healthcare benefits.”

As previously disclosed, the changes to pension and healthcare benefits are effective June 30, 2010. As a result of these changes, pension and retiree medical liabilities were reduced by approximately $95 million as of December 31, 2009, which will be recognized as a benefit to income through 2019.

Strategic Portfolio Changes

Elsenhans continued, “We continue to expect a challenging market for petroleum and chemical products due to ongoing economic weakness and excess global supply. However, the Company has responded to the market environment with several strategic actions to improve our competitive cost position and optimize our portfolio and operating performance. Most recently, we announced that we have shut down our previously idled Eagle Point refinery and that we have signed a definitive agreement to sell our polypropylene business, which comprises a significant portion of our Chemicals business, for approximately $350 million in cash, which we believe represents good value for our shareholders. Earlier in 2009, we sold our Tulsa refinery and Retail Home Heating Oil business. These portfolio changes addressed areas of the business that were not meeting their cost of capital and allow the company to redeploy capital to the growth of our Logistics and Coke businesses while continuing to invest in our strong retail brand.”

Sunoco expects to take a pre-tax charge in the first quarter of 2010 for the loss on the sale of the polypropylene business of approximately $185 to $195 million.

The Company’s capital spending for 2010 is expected to be approximately $840 million with approximately $280 million of growth capital allocated to the Coke business for the construction of a new coke plant at Middletown, OH and for committed Logistics opportunities.

Sunoco Takes Actions to Improve Balance Sheet and Liquidity

The Company is taking several actions to strengthen its balance sheet and liquidity in early 2010:

•

The Company has modified the Incentive Distribution Rights (IDRs) that entitle Sunoco to receive cash in excess of its general partner’s interest from Sunoco Logistics Partners L.P. This transaction will provide Sunoco with approximately $200 million of cash in exchange for a portion of future cash flows from the IDRs while also improving the cost of capital of Sunoco Logistics Partners L.P. and enhancing its long-term growth potential.

•	Sunoco strengthened its liquidity position through the sale of 2.2 million of its Limited Partnership (LP) units in Sunoco Logistics Partners L.P. for net cash proceeds of approximately $145 million.

•

The Company plans to bolster the funded status of its pension plan with a contribution of approximately $200 million, about equally split between cash and Sunoco common stock. The pension contributions will generate a cash tax benefit for the Company in the first half of 2010, with minimal dilutive impact to existing Sunoco shareholders. Furthermore, the pension contributions are expected to eliminate the need for any legally required minimum pension contributions until 2012. The combination of these large discretionary contributions and the previously announced modifications to the Company’s defined benefit pension plans and postretirement medical benefits significantly bolsters the funded status of the pension plan and reduces future funding needs for these obligations.

Commenting on these actions, Elsenhans said, “All of these initiatives, along with our continued focus on cost reduction, serve to strengthen the balance sheet and will enable us to maintain our financial flexibility and grow our non-refining businesses as we manage through this refining down cycle.”

Sunoco’s Board of Directors today declared a cash dividend for the first quarter of 2010 of $0.15 per share and the Company’s management believes that Sunoco’s current dividend level is sustainable under current conditions.

DETAILS OF FOURTH QUARTER RESULTS

REFINING AND SUPPLY- Continuing Operations

Refining and Supply had a loss from continuing operations of $135 million in the fourth quarter of 2009 versus income of $146 million in the fourth quarter of 2008. The decrease in results was due to lower realized margins and production volumes, partially offset by lower expenses. Our realized margins continued to be negatively affected by market weakness during the quarter. The overall crude utilization rate was 85 percent for the quarter, up from 74 percent in the third quarter of 2009. This increase reflects higher utilization at the Philadelphia and Marcus Hook refineries as a result of a shift of production from the Eagle Point refinery in connection with the idling of this facility in early November. First quarter production in 2010 will be impacted by planned turnarounds at both our Marcus Hook and Toledo refineries.

REFINING AND SUPPLY- Discontinued Operations

Discontinued Tulsa refining operations, which were divested on June 1, 2009, had income of $36 million in the fourth quarter of 2008.

RETAIL MARKETING

Retail Marketing earned $21 million in the current quarter versus $103 million in the fourth quarter of 2008. The decrease in earnings was primarily due to lower average retail gasoline and distillate margins, partially offset by lower expenses. Sales volumes were up slightly versus the year-ago quarter. Retail gasoline margins in the second half of 2008 benefited from the rapid decrease in wholesale prices during that period, while wholesale prices were rising during much of the second half of 2009.

CHEMICALS

Chemicals reported income of $6 million in the fourth quarter of 2009 versus a loss of $4 million in the fourth quarter of 2008. The increase in results was due primarily to lower expenses and the absence of a $12 million after-tax unfavorable lower of cost or market adjustment to Chemicals’ polypropylene inventory that was recorded in the fourth quarter of 2008. Partially offsetting these positive factors were lower margins and sales volumes.

LOGISTICS

Logistics earned $22 million in the fourth quarter of 2009 versus $29 million in the fourth quarter of 2008. The decrease in earnings was due primarily to lower results from lease crude marketing activities, partially offset by higher earnings from refined product pipeline and terminalling operations.

COKE

Coke earned $78 million in the fourth quarter of 2009 compared to $28 million in the fourth quarter of 2008. The increase in earnings was due primarily to the recognition of a one-time $41 million investment tax credit associated with the start up of the Granite City facility and $6 million of after-tax dividend income from the Brazilian cokemaking operations.

CORPORATE AND OTHER

Corporate Expenses — Corporate administrative expenses were $6 million after tax in the fourth quarter of 2009 versus $20 million after tax in the fourth quarter of 2008. Corporate expenses decreased primarily due to lower payroll and other employee-related costs.

Net Financing Expenses and Other – Net financing expenses and other were $17 million after tax in the fourth quarter of 2009 versus $5 million after tax in the fourth quarter of 2008. The increase was primarily due to higher interest expense and lower capitalized interest.

SPECIAL ITEMS

During the fourth quarter of 2009, Sunoco recorded a $21 million after-tax favorable adjustment to the gain related to the divestment of the discontinued Tulsa operations; recorded a $55 million after-tax gain from the liquidation of LIFO inventories in connection with the shutdown of the Eagle Point refinery; and recorded a $19 million after-tax provision for costs associated with MTBE litigation as well as additional charges associated with the Eagle Point shutdown and the business improvement initiative. The total net impact of special items during the fourth quarter of 2009 is a benefit of $57 million after tax.

During the fourth quarter of 2008, Sunoco recorded an $85 million after-tax provision to write-down to estimated fair value its Tulsa refinery; recorded a $35 million after-tax provision to write down to estimated fair value its Bayport, TX polypropylene plant; and recorded a $19 million after-tax provision to write off goodwill pertaining to its polypropylene business. During the fourth quarter of 2008, Sunoco also recorded a $16 million after-tax gain related to certain income tax matters and a $14 million after-tax gain resulting from the correction of an error in the computation of a gain recorded in 2007 related to prior issuance of SXL limited partnership units to the public. The total net impact of special items during the fourth quarter of 2008 is a charge of $109 million after tax.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 675 thousand barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, and an ownership interest in approximately 6,000 miles of crude oil and refined product pipelines and approximately 40 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a technology with several proprietary features, Sunoco’s cokemaking facilities in the United States have the nominal capacity to manufacture approximately 3.67 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the fourth quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 5:30 p.m. ET on February 4, 2010. It can be accessed through Sunoco’s website -www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release. Those statements concerning future dividend declarations are subject to approval by the Company’s Board of Directors and will be based upon circumstances then existing.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2008 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

-END OF TEXT, CHARTS FOLLOW-

Sunoco, Inc.

2009 Fourth Quarter and Twelve-Month Financial Summary

(Unaudited)

	2009	2008*
Fourth Quarter
Revenues	$8,973,000,000	$8,641,000,000
Net Income (Loss)	$56,000,000	$243,000,000
Less: Net Income Attributable to Noncontrolling Interests	30,000,000	39,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$26,000,000	$204,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders Per Share of Common Stock:
Basic	$.22	$1.75
Diluted	$.22	$1.74
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9	116.9
Diluted	117.0	117.0

Twelve Months
Revenues	$31,312,000,000	$51,076,000,000
Net Income (Loss)	$(200,000,000)	$889,000,000
Less: Net Income Attributable to Noncontrolling Interests	129,000,000	113,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$(329,000,000)	$776,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders Per Share of Common Stock:
Basic	$(2.81)	$6.63
Diluted	$(2.81)**	$6.63
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9	117.0
Diluted	116.9 **	117.1

*	Reclassified to reflect the adoption of new accounting guidance concerning the accounting and reporting of noncontrolling interests. Net income attributable to noncontrolling interests relates to income from Sunoco Logistics Partners L.P. and SunCoke Energy’s Indiana Harbor cokemaking operations.
**	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended
	December 31		Sept. 30 2009
	2009	2008
Refining and Supply:
Continuing operations	$(135)	$146	$(118)
Discontinued Tulsa operations	—	36	—
Retail Marketing	21	103	49
Chemicals	6	(4)	(1)
Logistics	22	29	19
Coke	78	28	35

Corporate and Other:
Corporate expenses	(6)	(20)	(6)
Net financing expenses and other	(17)	(5)	(12)

	(31)	313	(34)
Special items	57 *	(109)**	(278)

Net income (loss) attributable to Sunoco, Inc. shareholders	$26	$204	$(312)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(.27)	$2.68	$(.29)
Special items	.49	(.94)	(2.38)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.22	$1.74	$(2.67)

*	Includes a $21 million net after-tax favorable adjustment to the gain recognized in connection with the divestment of the Tulsa refining operations.
**	Includes an $85 million after-tax provision for asset write-downs attributable to the Tulsa refinery.

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Twelve Months Ended December 31
	2009	2008
Refining and Supply:
Continuing operations	$(316)	$448
Discontinued Tulsa operations	3	67
Retail Marketing	86	201
Chemicals	1	36
Logistics	97	85
Coke	180	105

Corporate and Other:
Corporate expenses	(38)	(46)
Net financing expenses and other	(50)	(22)

	(37)	874
Special items*	(292)	(98)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(329)	$776

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(.32)	$7.46
Special items	(2.49)	(.83)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(2.81)	$6.63

*	Includes a $41 million net after-tax gain recognized in connection with the divestment of the Tulsa refining operations and a $3 million after-tax provision for asset write-downs attributable to the Tulsa refinery in 2009 and a $95 million after-tax provision for asset write-downs attributable to the Tulsa refinery in 2008.

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31		Sept. 30 2009	December 31
	2009	2008		2009	2008
REFINING AND SUPPLY*

Income (Loss) (Millions of Dollars)	$(135)	$146	$(118)	$(316)	$448
Realized Wholesale Margin** (Per Barrel of Production Available for Sale)	$1.96	$8.98	$2.72	$3.66	$8.60
Market Benchmark*** (Per Barrel)	$4.59	$6.60	$5.57	$5.98	$8.88
Crude Inputs as Percent of Crude Unit Rated Capacity+	85	87	74	78	86
Throughputs (Thousand Barrels Daily):
Crude Oil	617.4	714.6	613.3	625.4	706.5
Other Feedstocks	67.4	89.3	66.4	70.8	84.8

Total Throughputs	684.8	803.9	679.7	696.2	791.3

Products Manufactured (Thousand Barrels Daily):
Gasoline	365.5	391.9	346.0	357.9	382.9
Middle Distillates	219.3	286.0	219.3	225.3	285.4
Residual Fuel	52.2	60.4	61.5	59.2	56.4
Petrochemicals	26.3	30.9	25.7	27.3	34.5
Other	53.4	68.5	49.2	54.7	64.4

Total Production	716.7	837.7	701.7	724.4	823.6
Less: Production Used as Fuel in Refinery Operations	35.0	39.1	32.5	34.5	38.0

Total Production Available for Sale	681.7	798.6	669.2	689.9	785.6

*	Excludes amounts attributable to the Tulsa refinery for all periods presented. The Tulsa refinery was sold to Holly Corporation on June 1, 2009.
**	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
***	Represents a weighted-average refinery benchmark margin comprised of a 6-3-2-1 Value-Added Benchmark relating to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark relating to the Toledo refinery (20% weight).
+	Reflects the impact of a 150 thousand barrels-per-day reduction in crude unit capacity in November 2009 attributable to the shutdown of the Eagle Point refinery.

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31		Sept. 30 2009	December 31
	2009	2008		2009	2008
RETAIL MARKETING

Income (Millions of Dollars)	$21	$103	$49	$86	$201
Retail Margin* (Per Barrel):
Gasoline	$3.70	$9.61	$5.48	$3.72	$6.30
Middle Distillates	$3.33	$10.86	$4.92	$6.22	$7.20
Sales (Thousand Barrels Daily):
Gasoline	286.8	284.2	294.9	291.0	287.4
Middle Distillates	24.3	38.3	29.5	30.2	37.7

	311.1	322.5	324.4	321.2	325.1

Total Retail Gasoline Outlets, End of Period	4,711	4,720	4,704	4,711	4,720
Gasoline and Diesel Throughput per Company-Owned or Leased Outlet (M Gal/Site/Month)	153	143	156	151	147
Convenience Stores:
Total Stores, End of Period	578	703	627	578	703
Merchandise Sales (M$/Store/Month)	$91	$81	$104	$91	$83
Merchandise Margin (Company Operated) (% of Sales)	27%	27%	27%	28%	27%

*       Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

CHEMICALS

Income (Loss) (Millions of Dollars)	$6	$(4)	$(1)	$1	$36
Margin* (Cents per Pound):
All Products**	9.6	11.2	8.9	8.7	10.7
Phenol and Related Products	9.7	11.7	7.3	8.0	9.6
Polypropylene**	9.6	10.9	10.7	9.5	12.1
Sales (Millions of Pounds):
Phenol and Related Products	457	477	483	1,774	2,274
Polypropylene	487	542	432	1,925	2,204
Other	7	8	6	21	65

	951	1,027	921	3,720	4,543

*	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.
**	The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount. These margins exclude an unfavorable lower of cost or market inventory adjustment totaling $20 million ($12 million after tax) for the three months and twelve months ended December 31, 2008 and the reversal of this adjustment in the twelve months ended December 31, 2009.

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31			Sept. 30 2009		December 31
	2009	2008				2009		2008
LOGISTICS

Income (Millions of Dollars)	$22	$29		$19		$97		$85
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,378	1,269		1,378		1,436		1,221
Affiliated Customers	1,456	1,631		1,445		1,449		1,587

	2,834	2,900		2,823		2,885		2,808

* Excludes joint-venture operations.

COKE

Income (Millions of Dollars)	$78	$28		$35		$180		$105
Coke Production (Thousands of Tons):
United States*	778	706		715		2,868		2,626
Brazil	383	381		321		1,266		1,581

*       Includes amounts attributable to a second 550 thousand tons-per-year cokemaking facility at SunCoke Energy’s Haverhill site which commenced operations in the third quarter of 2008 and a 650 thousand tons-per-year cokemaking facility at SunCoke Energy’s Granite City site which commenced operations in the fourth quarter of 2009.

CAPITAL PROGRAM (Millions of Dollars)

Refining and Supply:
Continuing Operations	$54	$157		$120		$377		$629
Discontinued Tulsa Operations	—	3		—		3		23
Retail Marketing	32	55		20		80		128
Chemicals	12	17		8		35		49
Logistics	67	242	*	88	**	225	**	330	*
Coke	41	105		50		229		312

	$206	$579		$286		$949		$1,471

*       Includes acquisition of a refined products pipeline system and related storage facilities totaling $185 million.

**     Includes acquisition of crude oil pipeline and refined product terminalling assets totaling $50 million.

DEPRECIATION, DEPLETION AND AMORTIZATION* (Millions of Dollars)

Refining and Supply	$66	$65		$64		$279	**	$251
Retail Marketing	24	30		21		95		110
Chemicals	16	17		17		65		67
Logistics	13	11		13		49		46
Coke	9	7		9		33		25

	$128	$130		$124		$521		$499

*	Excludes amounts attributable to the Tulsa refinery for all periods presented. The Tulsa refinery was sold to Holly Corporation on June 1, 2009 and, as a result, has been classified as a discontinued operation in the Company’s consolidated statements of operations.
**	Includes $19 million attributable to the write-off of certain assets at the Marcus Hook refinery as a result of a fire at this facility in May 2009.

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2008
	1st	2nd	3rd	4th	Total
Refining and Supply:
Continuing operations	$(123)	$27	$398	$146	$448
Discontinued Tulsa operations	—	5	26	36	67
Retail Marketing	26	—	72	103	201
Chemicals	18	3	19	(4)	36
Logistics	15	21	20	29	85
Coke	25	23	29	28	105
Corporate and Other:
Corporate expenses	(17)	(11)	2	(20)	(46)
Net financing expenses and other	(3)	(7)	(7)	(5)	(22)

	(59)	61	559	313	874
Special Items*	—	21	(10)	(109)	(98)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(59)	$82	$549	$204	$776

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(.50)	$.52	$4.78	$2.68	$7.46
Special items	—	.18	(.08)	(.94)	(.83)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(.50)	$.70	$4.70	$1.74	$6.63

*	Includes provisions for asset write-downs attributable to the Tulsa refinery of $10 and $85 million after tax in the third quarter and fourth quarter of 2008, respectively.

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2009
	1st	2nd	3rd	4th	Total
Refining and Supply:
Continuing operations	$14	$(77)	$(118)	$(135)	$(316)
Discontinued operations	9	(6)	—	—	3
Retail Marketing	6	10	49	21	86
Chemicals	(4)	—	(1)	6	1
Logistics	30	26	19	22	97
Coke	25	42	35	78	180
Corporate and Other:
Corporate expenses	(11)	(15)	(6)	(6)	(38)
Net financing expenses and other	(10)	(11)	(12)	(17)	(50)

	59	(31)	(34)	(31)	(37)
Special Items*	(47)	(24)	(278)	57	(292)

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.50	$(.27)	$(.29)	$(.27)	$(.32)
Special items	(.40)	(.20)	(2.38)	.49	(2.49)

Net income (loss) attributable to Sunoco, Inc. shareholders	$.10	$(.47)	$(2.67)	$.22	$(2.81)

*	Includes a $3 million after-tax provision for asset write-downs attributable to the Tulsa refinery in the first quarter of 2009 and $20 and $21 million net after-tax gains recognized in connection with the divestment of the Tulsa refining operations in the second quarter and fourth quarter of 2009, respectively.

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2008*
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$12,087	$15,157	$15,135	$8,604	$50,983
Interest income	9	3	4	1	17
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	—	—	—	23	23
Other income, net	8	19	13	13	53

	12,104	15,179	15,152	8,641	51,076

COSTS AND EXPENSES
Cost of products sold and operating expenses	11,246	14,060	13,263	7,118	45,687
Consumer excise taxes	574	621	631	613	2,439
Selling, general and administrative expenses	178	209	207	240	834
Depreciation, depletion and amortization	124	120	125	130	499
Payroll, property and other taxes	41	33	37	33	144
Provision for asset write-downs and other matters	—	(18)	—	86	68
Interest cost and debt expense	28	28	27	28	111
Interest capitalized	(9)	(8)	(9)	(13)	(39)

	12,182	15,045	14,281	8,235	49,743
Income (loss) from continuing operations before income tax expense (benefit)	(78)	134	871	406	1,333
Income tax expense (benefit)	(40)	31	311	114	416

Income (loss) from continuing operations	(38)	103	560	292	917
Income (loss) from discontinued operations	—	5	16	(49)	(28)

Net income (loss)	(38)	108	576	243	889
Less: Net income attributable to noncontrolling interests	21	26	27	39	113

Net income (loss) attributable to Sunoco, Inc. shareholders	$(59)	$82	$549	$204	$776

*	Reclassified to treat the Tulsa refinery that was sold on June 1, 2009 as a discontinued operation and to reflect the adoption of new accounting guidance concerning the accounting and reporting of noncontrolling interests.

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2009
	1st*	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$6,128	$7,482	$8,634	$8,947	$31,191
Interest income	1	3	1	—	5
Other income, net	6	24	60	26	116

	6,135	7,509	8,695	8,973	31,312

COSTS AND EXPENSES
Cost of products sold and operating expenses	5,090	6,543	7,689	8,042	27,364
Consumer excise taxes	569	605	630	583	2,387
Selling, general and administrative expenses	175	165	186	173	699
Depreciation, depletion and amortization	125	144	124	128	521
Payroll, property and other taxes	41	35	34	33	143
Provision for asset write-downs and other matters	73	75	511	34	693
Interest cost and debt expense	31	39	37	38	145
Interest capitalized	(10)	(12)	(12)	(5)	(39)

	6,094	7,594	9,199	9,026	31,913
Income (loss) from continuing operations before income tax benefit	41	(85)	(504)	(53)	(601)
Income tax benefit	(4)	(50)	(218)	(88)	(360)

Income (loss) from continuing operations	45	(35)	(286)	35	(241)
Income from discontinued operations	6	14	—	21	41

Net income (loss)	51	(21)	(286)	56	(200)
Less: Net income attributable to noncontrolling interests	39	34	26	30	129

Net income (loss) attributable to Sunoco, Inc. shareholders	$12	$(55)	$(312)	$26	$(329)

*	Reclassified to treat the Tulsa refinery that was sold on June 1, 2009 as a discontinued operation.

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At December 31 2009	At December 31 2008*
ASSETS

Cash and cash equivalents	$377	$240
Accounts and notes receivable, net	2,262	1,636
Inventories	635	821
Income tax refund receivable	394	—
Deferred income taxes	96	138

Total current assets	3,764	2,835

Investments and long-term receivables	179	173
Properties, plants and equipment, net	7,626	7,799
Deferred charges and other assets	326	343

Total assets	$11,895	$11,150

LIABILITIES AND EQUITY

Accounts payable and accrued liabilities	$3,806	$3,140
Short-term borrowings	397	310
Current portion of long-term debt	6	148
Taxes payable	209	339

Total current liabilities	4,418	3,937

Long-term debt	2,061	1,705
Retirement benefit liabilities	778	836
Deferred income taxes	998	859
Other deferred credits and liabilities	521	533

Total liabilities	8,776	7,870

EQUITY

Sunoco, Inc. shareholders’ equity	2,557	2,842
Noncontrolling interests	562	438

Total equity	3,119	3,280

Total liabilities and equity	$11,895	$11,150

*	Reclassified to reflect the adoption of new accounting guidance concerning the accounting and reporting of noncontrolling interests.

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Twelve Months Ended December 31
	2009	2008*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(200)	$889
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on divestment of discontinued Tulsa operations	(70)	—
Gain on divestment of retail heating oil and propane distribution business	(44)	—
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	—	(23)
Provision for asset write-downs and other matters	699	228
Depreciation, depletion and amortization	521	515
Deferred income tax expense	54	15
Payments less than (in excess of) expense for retirement plans	32	(31)
Changes in working capital pertaining to operating activities	(441)	(756)
Other	(3)	(1)

Net cash provided by operating activities	548	836

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(899)	(1,286)
Acquisitions	(50)	(185)
Proceeds from divestment of Tulsa refinery and related inventory	157	—
Proceeds from other divestments	209	21
Other	(2)	49

Net cash used in investing activities	(585)	(1,401)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short-term borrowings	74	207
Net proceeds from issuance of long-term debt	1,059	343
Repayments of long-term debt	(835)	(115)
Net proceeds from issuance of Sunoco Logistics Partners L.P. limited partnership units	110	—
Cash distributions to investors in cokemaking operations	(19)	(31)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(75)	(61)
Cash dividend payments	(140)	(138)
Purchases of common stock for treasury	—	(49)
Other	—	1

Net cash provided by financing activities	174	157

Net increase (decrease) in cash and cash equivalents	137	(408)
Cash and cash equivalents at beginning of period	240	648

Cash and cash equivalents at end of period	$377	$240

*	Reclassified to reflect the adoption of new accounting guidance concerning the accounting and reporting of noncontrolling interests.

-END OF SUNOCO 4Q09 EARNINGS REPORT-